                                                                      EXHIBIT 11

This exhibit is a fair and accurate English translation of a foreign language document.

                                                       /s/ AVI RUIMI
                                                       -------------------------
                                                       Avi Ruimi



                        SUPPLEMENT TO GENERAL CONDITIONS

                                                                 Date: 30.1.2000
Bank

Dear Sir,

Further to the General Conditions for opening a credit account in foreign currency and in Israel currency signed by us in the past and/or hereafter (hereinafter - "the Terms of Operation") and with reference to the credits to be made available to us thereunder for the partial financing of the acquisition of 4,097,986 ordinary shares of a nominal value of NS 1.- each in Macpell Industries Ltd. (hereinafter - "Macpell"), which constitute about 26.33% of the capital and about 26.33% of the voting power in Macpell (hereinafter collectively - "the Shares to be Acquired" or the "Shares");

(It is expressly stated that the partial financing of the acquisition of the Shares to be Acquired includes both partial financing of the acquisition of 3,987,700 ordinary shares of a nominal value of NS 1.- each in Macpell under the purchase agreement as hereinafter defined, and partial financing of the acquisition of 110,286 ordinary shares of a nominal value of NS 1.- each in Macpell in stock exchange transactions.

It is further expressly stated that if the `second stage of the sale transaction' does not materialize as specified in clause 4 of the purchase agreement as hereinafter defined, the total shares to be acquired under the purchase agreement shall be 2,104,136)

1. In this document, the expressions hereinafter specified shall have the meaning set opposite them -

      "the Bank"                   Bank

      "Nuco" Condo Overseas Inc., which is a foreign company registered in Panama and which prior to the date of acquisition of the Shares to be Acquired did not engage in any activity, except for holdings of shares of the Local Authority Treasury Ltd. (hereinafter - "the Authority Treasury") and did not undertake to any body any financial obligation whatsoever, except in respect of the Authority Treasury, and did not create any charge in favor of any third party whatsoever, except for a charge of the Authority Treasury shares to secure the financing of the acquisition thereof, and it has no other creditors and/or other bodies to whom it owes any money.

      "The Credits" or the
      "Credit" This expression includes all the credits placed in the past and hereinafter at the disposal of Nuco for the purpose of financing the acquisition by Nuco of the Shares to be Acquired (principal, interest and linkage/exchange rate differentials) as provided in clause 3 below and any other credit made available now and hereafter for the payment of such credits, in whole or in part.

      "The Nuco Owners"            Mr. Avi Ruimi - the (indirect) holder of the
                                   controlling interest of 100% of all the
                                   rights in Nuco.

      "The Shareholders"           Nuco - about 26.33% of the capital and voting
                                   power in Macpell and Riza Holdings Ltd. and Arwol Holdings Ltd. - about 52.66% of the capital and voting power in Macpell.

      "The Sellers"                Arwol Holdings Ltd.

      "The Purchase Agreement"     An agreement of 28.12.99 between the Sellers
                                   and Avi Ruimi and/or a corporation under his control to acquire shares in Macpell.

      "The Macpell Shareholders
      Agreement"                   An agreement of 28.12.99 between the Sellers
                                   and Avi Ruimi and/or a corporation under his control to regulate the relationship between them as shareholders in Macpell.

      "The Tefron Shareholders
      Agreement"                   An Agreement of 17.9.97 between shareholders
                                   in Tefron Ltd. (Macpell, Discount Investment
                                   Company Ltd. and others) to regulate the relationship between them as shareholders in Tefron Ltd.

      "Dividends"                  within the meaning of this term in the
                                   Companies Law, 5759-1999.

      "The Trustee"                The Trust Company of Bank or any other
                                   trustee to the Bank's satisfaction.

      ""Charge of Shares"          means a charge on the Shares and the rights
                                   in respect thereof, including the rights, options, moneys and assets due or issued in lieu of the Shares or in respect or by virtue thereof, including bonus shares, Preferred rights, rights to securities of any class whatsoever in any corporation whatsoever or otherwise, and including all the dividends in cash or in specie given in respect thereof, and , and on the management fee payable to Nuco and/or the holders of the controlling interest therein by virtue of their being holders of the controlling interest therein, and on all the rights in Macpell and against other shareholders therein which the law and/or the memorandum and/or articles of association of Macpell and/or any agreement between the shareholders confer upon Nuco that they shall be chargeable as aforesaid by virtue of its holding of the shares.

                                   The Shares to be Acquired shall be deposited in a securities trust to be managed by Nuco and/or Avi Ruimi at the branch of the Bank, same being registered in the name of the Nominees Company of the Bank in the Central Branch of the bank, and they shall be charged in favor of the Bank immediately upon the depositing thereof by way of a deposit by a Pledge of Shares Deed provided by the Bank.

                                   Nuco undertakes that within 21 days from the Bank's demand, the Shares to be Acquired shall be deposited in a securities deposit to be managed in the Trustee's name at the branch of the Bank, same being registered in the name of the Nominees Company of the Bank in the Central Branch of the bank. Moreover, Nuco undertakes that immediately upon the transfer of the Shares in the Trustee's name, a Deed of Pledge of Shares and an agreement with the Trustee shall be executed, all in the forms provided by the Bank.

                                   (The securities deposit in which the Shares will be deposited will hereinafter be referred to as - "the said Security Deposit")

                                   All the rights in the said Security Deposit shall be charged in the Bank's favor. The charges will be created by means of documents in such form and under such conditions as the Bank and the Trustee may request, and by the presentation of any approval and/or consent in such form and under such conditions as the Bank may require in order to secure to the Bank's satisfaction, the ownership of Nuco and/or the Nuco Owners, as the case may be, of the Shares and the validity, preference and priority of the charges in the Bank's favor over any other right, and the due registration of the charges with the Registrar of Companies or the Registrar of Pledges, as the case may be.

      "The Credit Agreement"       means, this document, the Terms of Operation
                                   and the applications to make available the credits signed now and/or hereafter by Nuco in respect of the credit.

      "The Unpaid Balance of
      the Credit"                  means, at any time, the unpaid balance of the
                                   principal of the credit with the amounts of interest and commissions accumulated by that date and not yet debited to the credit account, and such amounts as aforesaid as have not matured and have not been paid.

      "Tangible Equity Capital"    the issued and paid up capital of the Company
                                   with accumulated profits, various funds, and the balance of the amounts of the Shareholders' Loans, less intangible assets as e.g., deferred expenses, prepaid expenses, goodwill, patents, trade marks, trade names, copyright etc.

      "The Shares' Market Value"   The value of the Shares on the stock exchange
                                   on which they are traded, fixed at the
                                   closing rate of the Shares on the business day immediately preceding the date of the relevant calculation made pursuant to this Agreement.

2.    General

      2.1 Nuco declares that as of the date of its signing this Document, all the conditions and presentations set out therein are being complied with and insofar as conditions are concerned which are to be complied with thereafter, there is no bar to the fulfillment thereof and/or compliance therewith fully and in time. Moreover, Nuco declares that it duly acquired the Shares to be Acquired, that all the preliminary conditions for the acquisition thereof were fulfilled, all the resolutions, approvals, and permits required under any law in respect of the acquisition of the Shares to be Acquired, Nuco's signing of the Credit Agreement, the charging of the Shares in the Bank's favor and the signing of the documents required therefor were passed, effected and received.

      2.2 Every document which has to be presented and/or executed in the Bank's favor shall be in such form and under such conditions as agreed upon with the Bank, and after receipt of the approval of the passing of an appropriate resolution of the proper organ in the corporation executing the document and accompanied by an advocate's certification of the validity of the resolutions under any law.

      2.3 Nuco shall ensure the receipt of the consents required which are not dependent on the Bank, from any body for the purpose of the implementation of the provisions in this Document.

      2.4 All the conditions and obligations set out in this Document and the securities specified therein shall be in force so long as the full amounts due now and hereafter to the Bank under the Credit Agreement are not discharged. After the discharge of all the amounts as aforesaid, the conditions and obligations in the Credit Agreement shall be revoked and the Bank undertakes to do everything required for the revocation and release of the securities.

3.    The Credits and their Conditions

      3.1 The principal of the Credit shall in no case exceed the amount of 10,046,950 USA dollars (ten million and forty six thousand and nine hundred and fifty USA dollars). The Credit shall be made available in USA dollars and shall be paid in USA dollars, and will be made available as long-term credit for a period of up to 7 years from the date it is made available.

            It is expressly stated that any Credit paid will not be made available again.

      3.2 Subject to the fulfillment of all the conditions required under this Document for making the Credit available, the Credit will be made available to Nuco in two stages as follows:

            3.2.1 By 31.1.00, an amount not exceeding 5,158,668 USA dollars (hereinafter - "the First Amount") will be made available simultaneously with the transfer of 2,104,136 ordinary shares of a nominal value of NS 1.- each in Macpell to the said Security Deposit and the charge thereof in the Bank's favor to the bank's satisfaction.

                    It is hereby expressly stated that the making available of the Credit specified in clause 3.2.1 is also conditional upon the following conditions:

                    A. On the date the Credit is made available, the ratio of the market value of the Shares to be charged under clause 3.2.1 to the total of the Credit made available under the said clause shall be not less than 1.2.

                    B. By 31.1.00, Nuco shall deposit an amount being not less than 74,592 USA dollars in account No. (330) 410218/72 operated in its name at Branch 654 in the Bank. The said money shall be applied in financing the acquisition of 13.53% of the issued and paid up share capital of Macpell.

                          Nuco hereby instructs the Bank to transfer on that same date an amount of 5,233,260 USA dollars to account No. 51661 operated in the name of the Sellers at the Branch of Bank (hereinafter - "the Sellers' Account").

            3.2.2 By 15.2.00, an additional amount not exceeding 4,888,282 USA dollars (hereinafter - "the Second Amount") will be made available simultaneously with the transfer of 1,993,850 ordinary shares of a nominal value of NS 1.- each in Macpell to the said Security Deposit and the charge thereof in the Bank's favor to the bank's satisfaction.

                    It is hereby expressly stated that the making available of the Credit specified in clause 3.2.2 is also conditional upon the following conditions:

                    A. On the date the Credit is made available, the ratio of the market value of the Shares to be charged under this clause and under clause 3.2.1 to the total of the Credit made available under this clause and under clause 3.2.1 shall be not less than 1.2.


                    B. By 15.2.00, Nuco shall deposit an additional amount being not less than 2,094,978 USA dollars in account No. (330) 410218/72 Branch 654 operated in its name. The said money shall be applied in financing the acquisition of 12.8% of the issued and paid up share capital of Macpell.

                    It is expressly stated that on the date the Second amount is made available, the principal of the First Amount with accumulated interest shall be added to the principal of the Second Amount, and they will be deemed to be one Credit.

                    Nuco hereby instructs the Bank to transfer on that same date an amount of 6,983,260 USA dollars to the Sellers' Account.

                    In order to eliminate any doubt, it is expressly stated that all the funds made available to Nuco by the Nuco Owners for the purpose specified in this clause, shall be against the relevant allotment of issued and paid up share capital in Nuco or as a Shareholders' Loan subordinated to the Credit.

                    In order to eliminate any doubt, it is expressly stated that should it appear that any presentation or declaration made to the Bank by Nuco or any person on its behalf is, in the Bank's opinion, inconsistent with factual condition, the Credit mentioned in clause 3.2.2 will not be made available.

      3.3 The principal of the Credit shall be repaid in 6 installments. The first installment shall commence at the end of 24 months from the date of 15.2.2000 and the additional installments shall be paid in yearly installments, each installment becoming payable at the end of 12 months from the date of the preceding installment.
            10% of the principal of the original Credit shall be repaid by each one of the first five installments (namely, 50% of the principal of the original Credit shall be repaid by the first five installments collectively) and the Unpaid Balance of the Principal of the Credit will be repaid by the sixth installment.

      3.4 Interest on the Unpaid Balance of the Principal of the Credit shall accumulate every three months and be paid every six months (hereinafter - "Date of Determination of Interest"), commencing at the end of six months from 15.2.2000.

      3.5 The annual interest rate shall be according to the amount of the Unpaid Balance of the Principal of the Credit as set out in the table below:

                     The Unpaid Balance of the Principal
                     of the Credit Interest Rate
                     USA dollars millions                    Annual
            ----------------------------------------------------------
            1        Higher than 7                           L + 1.2%
            2        Higher than 5 to 7 (inclusive)          L + 1%
            3        Higher than 4 to 5 (inclusive)          L + 0.95%
            4        Higher than 3 to 4 (inclusive)          L + 0.8%
            5        Up to 3 (inclusive)                     L + 0.65%

            It is expressly stated that on the interest fixing date on which the Unpaid Balance of the Principal of the Credit will be reduced to a lower level (hereinafter in this clause - "the Determining Date"), the interest will be fixed for the next quarter commencing on the Determining Date (for example: if on any interest fixing date whatsoever, the Unpaid Balance of the Principal of the Credit is reduced from 7.5 million dollars to 6.5 million dollars, then, the interest rate for the next quarter will be reduced to L + 1%).

            It is expressly stated the reduction of interest is conditional upon Nuco's meeting all the conditions of this Document and all the conditions of the Credit Agreement.

      3.6 Subject to Nuco's complying with all the conditions of this Document and all the conditions of the Credit Agreement to the Bank's satisfaction, Nuco shall be entitled to request that on the interest fixing dates, Credit shall be placed at its disposal in exchange for the present Credit and Nuco shall be entitled to request that on 31.1.2000, the Credit shall be made available in one of the following tracks:

            index linked Credit or unlinked shekel Credit or on-call loans

            It is expressly stated that the terms of the various Credits shall be as agreed between the parties and, if the parties do not come to any agreement, the Credit track will not be changed.

            Subject to the said provisions, the change of any Credit track is also conditional upon compliance with the following conditions cumulatively:

            A. Written notice thereof shall be delivered to the Bank 7 business days in advance.

            B. Nuco shall sign such application forms for making Credit available as are normally used in the Bank for the purpose of the Credit requested, to be accompanied by the appropriate company resolutions.

            The interest rates in whichever track will be determined according to the following margins:

                                                                  The annual margin interest
                                                                  rate exceeding sources cost
                                                                  available to the Bank at the
                                                                  time for the purpose of
                                                                  making the requested
                                                                  Credit available (amount,
                                                                  class, currency and for
                       The Unpaid Balance of the                  the period requested), as
                       Principal of the                           determined by the Bank
                       CreditUSA dollars millions                 (hereinafter - "the Margin")
            -----------------------------------------------------------------------------------
            1          Higher than 7                              1.2%
            2          Higher than 5 to 7 (inclusive)             1%
            3          Higher than 4 to 5 (inclusive)             0.95%
            4          Higher than 3 to 4 (inclusive)             0.8%
            5          Up to 3 (inclusive)                        0.65%

   For indication purposes only: As of 20.1.2000 at 10:00 a.m., the sources cost for Credit on a daily basis for unlinked shekels in respect of on-call loans was 10.8%.

      3.7 In order to eliminate any doubt, it is expressly stated that all the payments which Nuco is obligated to pay to the Bank under the Credit documents in respect of the Credit principal, interest, commissions and other charges will be fully paid to the Bank in time pursuant to the Credit documents. In order to eliminate any doubt, it is expressly stated that if Nuco is charged in respect of any tax or charge whatsoever (including the deduction at source of any tax or charge as aforesaid), same will not affect the repayment of the Credit in full. It is expressly stated that nothing provided above shall obligate Nuco to pay any tax or charge which the Bank itself is bound to pay in respect of its own business.

4. Documents, Presentations and Approvals required prior to making any amount whatsoever available in respect of the Credit.

            Prior to making any amount whatsoever available in respect of the Credit, the Bank shall be provided with all the documents, presentations and approvals as follows:

      4.1   Approvals from Nuco's lawyer as follows:

            4.1.1 An approval according to which, all the resolutions, approvals, permits and the preliminary conditions required under any law were passed, received and fulfilled pursuant to Nuco's incorporation documents, in respect of the acquisition of the Shares from the Sellers, receipt of the Credit from the Bank, the charging of the Shares in the Bank's favor and the signing of all the documents required for the said purpose.

            4.1.2 A legal opinion according to which, there is no need to receive the approval of the Controller of restrictive practices for the transaction of the acquisition of the Shares forming the subject of the Purchase Agreement, notwithstanding that the provisions in clause 7.1 of the Purchase Agreement state that the transaction is subject to the receipt of the said approval.

            4.1.3 An approval of a lawyer in respect of the legal status of Nuco in the form hereto attached and marked by the letter "A". The said lawyer shall also certify that pursuant to the law of the state in which Nuco was incorporated (Panama), it is not necessary to register the charge of the Shares also in Panama.

      4.2   documents, approvals and presentations to be provided by Nuco:

            4.2.1 Nuco confirms by its signing this Document that it duly acquired the Shares to be Acquired and that the Purchase Agreement constitutes no infringement by Nuco and/or Macpell and/or Tefron against any third party whatsoever and that the Shares to be Acquired are enforceable without any limitation, except for the provisions in clause 4.2.7 below.

            4.2.2 A statement specifying the structure of ownership in Nuco and all the shareholders in Macpell and in all the companies held thereby, either directly or indirectly, (including Tefron Ltd. (hereinafter - "Tefron") and Alba Waldensian Ltd. (hereinafter - "Alba"). For the purpose of the provisions in this clause, hereto is attached a drawing marked by the letter "B". Nuco's signature on this Document constitutes confirmation of the provisions in this sub-clause.

            4.2.3 Nuco confirms by its signing this Document that the condition specified in clause 7.5 of the Agreement of the shareholders in Macpell was completely fulfilled.

            4.2.4 The balance sheet as of 31.7.99 of the Nuco Company has been drawn up according to generally accepted accounting principles.

            4.2.5 Nuco's declaration by its signing this Document, according to which there exists no valid agreement between the shareholders as defined in clause 1 or any part thereof in Macpell related to their holdings in Macpell and/or subsidiaries of Macpell and/or associated companies and/or affiliated companies, except for the agreement between the shareholders in Macpell and except for the agreement between the shareholders in Tefron.

            4.2.6 Nuco's confirmation by its signing this Document, according to which it is not aware that any event and/or fault or failure and the like occurred in Macpell and/or Tefron, which is related either directly or indirectly to "Bug-2000".

            4.2.7 An approval and consent in the form hereto attached and marked as annex "C", signed by the shareholders in Macpell, with their signature certified by a lawyer.

      4.3 Upon signing this Document and as a condition to its entering into force, Nuco shall pay to the Bank an obligation and a drafting of document commission fee in shekels or foreign currency, at Nuco's choice, in the amount of 25,000 USA dollars.

5.    Accelerated payment

      5.1 The accelerated payment of the Credit or any part thereof may be made by Nuco subject to the following cumulative conditions:

            5.1.1 The amount of the payment shall be not less than a quarter of a million USA dollars.

            5.1.2 The accelerated payment shall be made only on an interest fixing date as defined in clause 4.1 above.

            5.1.3 Notwithstanding the aforesaid, should Nuco request that the accelerated payment be made not on interest fixing dates, then, Nuco shall also pay to the Bank an accelerated payment commission as normally charged in the Bank at that time for Credit of the same class and for the same period and to favored clients of the same class.

            5.1.4 Prior written notice thereof of 7 business days shall be given to the Bank before the expected date of payment.

            5.1.5 On the date of accelerated payment, Nuco shall pay to the Bank the principal amount of the accelerated payment, with interest in respect thereof and the expenses up to that date.

            5.1.6 The financing source for the accelerated payment shall not be through finance secured by the Shares (including an obligation to charge the Shares in order to secure the financing). The condition mentioned in this clause 5.1.6 shall be in force during the first year from the execution of this Document.

      5.2 It is expressly stated that if the source for the accelerated payment is through funds derived from the charged shares as e.g., dividends and management fee and the like, the Shares will not be released from the charge, irrespective of the ratio of the stock exchange value of the charged shares to the Unpaid Balance of the Principal of Credit.

      5.3 Insofar as the financial source for the accelerated payment is not through funds received in respect of the shares as provided in clause 5.2 above nor through the sale of shares as provided in clause 5.4 below but from Nuco's own resources or from the own resources of the holders of the controlling interest in Nuco, the Bank will agree to release from the charge such part of the charged Shares to be Acquired which is equal to the amount of the repayment made, divided by the Unpaid Balance of the Principal of Credit prior to the payment, provided that the ratio of the market value of the balance of the Shares remaining charged after the release of the Shares, to the Unpaid Balance of the Principal of Credit after the accelerated payment, shall be not lower than the ratio of the average market value of the Shares in the course of the last seven business days immediately preceding the payment, to the average Unpaid Balance of the Principal of Credit in those days, and in any case, the said ratio shall be not lower than 1.25.

            The provisions in this clause is subject to Nuco's complying with all the conditions of this Document and all the conditions of the Credit agreement, to the Bank's satisfaction.

      5.4 Insofar as Nuco requests to effect an accelerated payment through the sale of a part of the charged shares and, for such purpose, requests the Bank to release a part of the charged shares from the charge, the Bank will agree to release part of the shares from the charge, subject to all the following conditions:

            5.4.1 All the proceeds obtained from the said sale of the shares shall be applied in payment of the Credit and the provisions in clause 8 below shall apply in respect thereof. .

            5.4.2 The proceeds obtained from the sale of the shares shall be not less than 80% of the average market value of the shares during the last seven days immediately preceding the payment.

            5.4.3 The ratio of the market value of the Shares remaining charged in the Bank's favor after the said sale, to the Unpaid Balance of the Principal of Credit after the accelerated payment, shall be not lower than the ratio of the average market value of the Shares in the course of the last seven business days immediately preceding the payment, to the average Unpaid Balance of the Principal of Credit in those days, and in any case, the said ratio shall be not lower than 1.25

            5.4.4 Until the date of release of the shares, Nuco shall comply with all the conditions of this Document and all the conditions of the Credit Agreement, to the Bank's satisfaction.

      5.5 It is expressly stated that the various interest rates specified in clauses 3.5 and 3.6 shall also apply to the reduction of the Unpaid Balance of the Principal of Credit as a result of accelerated payment, subject to Nuco's complying with all the conditions specified in this Document and in the Credit documents, and subject to all the conditions required for accelerated payment specified above.

      5.6 It is expressly stated that any amount paid for the purpose of the accelerated payment shall be credited on account of the Credit according to one of the following alternatives, at Nuco's choice, provided that Nuco shall inform the Bank within the period of delivery of prior notice as provided in clause 5.1.4 above, which of the alternatives it elects.

            5.6.1 on account of the installments which are payable on the latest dates, the Credit period will be shortened accordingly.

            5.6.2 On account of each one of the installments remaining due, so that the principal amount of each payment will be reduced and no change will take place in the payment dates and the Credit period. The Bank shall provide to Nuco a new payment-schedule and the new schedule shall be binding upon Nuco.

6.    Securities

      As security for the Credit, the following securities shall be provided to the Bank before making available any amount whatsoever in respect of the
      Credit:

      6.1 A fixed charge ranking first in order of priority, unlimited in amount, signed by Nuco on all the Shares to be Acquired, same being owned by Nuco and free from any right of any other body whatsoever, and a fixed charge ranking first in order of priority, on all the rights of Nuco against the sellers and transferees under the Macpell Shareholders Agreement. The Credits shall be made available against the depositing of all the said shares in the said Securities Deposit and the charging thereof in the Bank's favor and subject to the provisions in clause 3.2 above.

            For the purpose of this Document, "other body" when related to Nuco, means any person or corporation or partnership other than Nuco.

      6.2 A charge on all the moneys received in the special deposit as hereinafter defined, by a special Letter of Set-off in the form normally used in the Bank.

      6.3 Nuco declares that it has not granted to any body whatsoever any right of first refusal and/or option and/or any other right with respect to the shares in Macpell, except for the rights set out in the Macpell Shareholders Agreement, and it undertakes not to grant same to any body whatsoever, without receiving therefor the Bank's prior consent in writing.

      6.4 It is hereby agreed that if on any date whatsoever before payment of the Credit in full, the shares charged will confer any rights whatsoever to acquire additional shares and/or other additional rights in Macpell and/or rights to securities of any class whatsoever in any corporation whatsoever and/or to assets in specie, Nuco shall be entitled to sell such rights on the stock exchange or use them subject to the conditions hereinafter specified:

            6.4.1 if the rights are sold on the stock exchange, the proceeds thereof shall be applied in the accelerated payment of the Credit as specified in clause 5 above or that the provisions of clause 8 below shall apply to the proceeds.

            6.4.2 If the rights are used and/or the options are exercised (the shares acquired by the use and/or exercise under this clause, together with the additional securities obtained as a result thereof, if any, will hereinafter be referred to as
                    - "Securities Block"), the pledge under clause 6 shall apply to the whole Securities Block. Nuco shall perform everything required in order to confer upon the Bank priority and preference in respect of the Securities Block over other creditors and, without derogating from the generality of the aforesaid, charge the Securities Block in the Bank's favor without any limit, by a fixed charge ranking first in order of priority and deposit them in the said Securities Deposit immediately upon the receipt thereof.

      6.5 The shareholders in Nuco declare and undertake by their signing at the bottom of this Document, that they neither created nor will create in favor of any body whatsoever any charge of any kind and class whatsoever on their shares in Nuco and that they neither conferred nor will confer upon any body whatsoever any right of any kind and class whatsoever with respect to their shares in Nuco; unless they receive the bank's prior consent in writing thereto.

7.    Additional Obligations of Nuco

      Nuco undertakes that until the final payment of the Credits in full and if it does not receive the Bank's prior consent in writing to act otherwise, then:

      7.1 it will neither take nor agree to the taking of any step which will affect its rights in the Macpell shares charged in the Bank's favor as provided in clause 6 above and/or the Bank's rights as the chargees thereof and/or which may cause either directly or indirectly the suspension of trading in the Macpell shares on the Tel-Aviv stock exchange and/or on any stock exchange on which they are traded and/or the delisting thereof.

      7.2 Except as provided in clause 4.2.7, it will not agree to any modification of the Macpell Shareholders Agreement and/or to any waiver of its rights under the Macpell Shareholders Agreement without receiving the Bank's prior consent in writing. The bank confirms that it will grant the approval requested within 3 days from the date on which it receives the said request, subject to the fact that at its discretion, the modification of the agreement does not affect in any way whatsoever its rights as a pledgee.

      7.3 It will not engage in any other activity except for the holding of the Shares to be Acquired and the shares of the Local Authority Treasury Ltd.. Moreover, Nuco shall incur no expenses of any kind and class whatsoever, except for payments of compulsory charges and taxes under any law. legal advice, accountancy, insurance, fees and any other expense in the ordinary course of business of a company of such a class.

            In order to eliminate any doubt, dividends and/or management fee received from Macpell shall not be applied in covering the said expenses and payments.

      7.4 It will not pay either directly or indirectly in any manner and form whatsoever to any of the holders of interest therein and/or to a company under their control or the control of any of them and/or any member of their family (within the meaning of these expressions in the Securities Law, 5728-1968) or to any one of them (or any third party coming in their place or on their behalf), either in their status as shareholders, holders of a position and/or holders of office or otherwise, in respect of dividends, remuneration, expenses, management fees, consultation fees and/or participation fee, in money or money equal, except for payments originating in the Authority Treasury or the holding of Authority Treasury shares.

      7.5 Nuco undertakes not to sell and not to transfer in any other way, any one of its assets and/or any one of its rights, and not to charge in any form whatsoever and for any purpose whatsoever, any one of its assets and/or any one of its rights, and it further undertakes not to guarantee the obligation of any other person and/or assume any financial obligation with respect to the obligations of any other person whosoever, either alone or jointly with others. Moreover, not to borrow from and not to lend to any other person or body whosoever, except for the receipt of Credits as aforesaid from the Bank.

            The said provisions shall not apply to Nuco's holdings in the Authority Treasury shares and Nuco shall be entitled to conclude any transaction whatsoever with the Authority Treasury shares, and with its holdings in the Macpell shares, in respect of which the Bank's prior written approval is received for the sale thereof.

      7.6 Nuco undertakes not to pass any resolutions for a voluntary winding up, any change of the corporation's structure, its re-organization, and not to perform and not to undertake to perform any merger with another company/companies, any merger with the business of any other company/companies, any compromise or arrangement within the meaning in the Companies Ordinance or any other law enacted in addition thereto and/or in place thereof and/or any application for an order of stay of proceedings under the Companies Ordinance or any other law enacted in addition thereto and/or in place thereof, without receiving the Bank's prior consent in writing.

            Moreover, Nuco undertakes that until the final payment of the Credits in full, it will object in its status as a shareholder in Macpell, to the passing by Macpell and/or Tefron of any of the resolutions set out in this clause, without receiving the Bank's prior consent in writing.

            The provisions in this clause refer both to a merger under Part Eight and Part Nine of the Companies Law, 5759-1999 and to any other merger whereby, the Company's main assets are acquired by another corporation or whereby are acquired shares of the Company conferring upon the purchaser control in the company or whereby the company acquires, either directly or indirectly, the main assets of another corporation or shares of another corporation conferring upon it control in that corporation (hereinafter - "the said Merger").

      7.7 Nuco undertakes not to issue nor to allot shares and/or rights of any kind and class whatsoever to any body whatsoever in any form and manner whatsoever, and not to take any other action which may result in the diminution of the ownership and voting rates of each one of the Nuco Owners as specified in the definition of the Nuco Owners above, by a rate exceeding 10% in relation to the holding rate of the Nuco Owners' shares on the date of issue of this Document. It is expressly stated that in any case, Avi Ruimi shall remain the indirect holder of the controlling interest in Nuco.

      7.8 Nuco undertakes not to acquire, not to finance any acquisition and not to undertake to acquire or finance the acquisition of its shares in any manner and form whatsoever, including and without derogating from the generality of the aforesaid, by way of providing a guarantee, either directly or indirectly, including through its subsidiary or any other corporation under control, without receiving the Bank's prior consent in writing thereto (hereinafter - "Prohibited Acquisition of Shares"). Moreover, Nuco undertakes that until the final payment of the Credits in full, it will object in its status as a shareholder in Macpell, to the performance by Macpell and/or Tefron of any Prohibited Acquisition of Shares, without receiving the Bank's prior consent in writing.

      7.9 Nuco undertakes that its Articles of Association will not contain a clause whereunder any holder of office therein shall be exempted from liability for breach of the duty of trust and/or a clause whereby Nuco may exempt him from such liability.

            Moreover, Nuco undertakes that until the final payment of the Credits in full, it will object in its status as a shareholder in Macpell, to the inclusion by Macpell and/or Tefron of any such clause in its Articles of Association.

      7.10 Nuco declares and undertakes that until the final payment of the Credits in full, it will object in its status as a shareholder in Macpell, to the undertaking by Macpell and/or Tefron of any obligations whatsoever, restricting their ability to distribute dividends, except where the undertaking is required by any law, regulation or request of a competent authority. Moreover, Nuco hereby declares and undertakes that as of the date of its execution of this Document, Macpell and/or Tefron have not undertaken to any body whatsoever any obligations restricting their ability to distribute dividends.

      7.11 In addition to the said provisions, Nuco undertakes that until the final payment of the Credits in full, the following financial conditions will be maintained pursuant to the financial statements of the relevant companies:

            7.11.1 Tefron - on the basis of consolidated financial statements - annual - quarterly, as the case may be:

                    7.11.1.1 the tangible equity capital of Tefron shall be not lower at any time than the rate of 30% of its total balance sheet and, in any case, not less than the amount of 60 million USA dollars.

                    7.11.1.2 The ratio of the aggregate amount of Tefron's obligations to the banks and all the other financing bodies of any class whatsoever (hereinafter - "the Various Financing Bodies") to the EBITDA shall not exceed 6 at any time.

            7.11.2 Macpell - on the basis of the financial statements of the company only:

                    7.11.2.1 the tangible equity capital of Macpell shall be not lower at any time than the rate of 30% of its total balance sheet and, in any case, not less than the amount of 16.5 million USA dollars.

                    7.11.2.2 The annual net profit of Macpell shall be not less than the amounts set opposite each year:

                              In the year 2000: an amount of 5.5 million USA
                                                dollars
                              In the year 2001. an amount of 7 million USA
                                                dollars
                              In the year 2002. An amount of 8.5 million USA
                                                dollars
                              In the year 2003. An amount of 9 million USA
                                                dollars

                          It is expressly stated that insofar as the net profit in the year 2000 will be reduced in consequence of the write-off of the investment in New Horizon in the year 2000, then, the minimum annual profit for this year shall be not less than 2 million USA dollars.

      7.12 The total amount of the accounting and flow consequences, directly or indirectly, to the Macpell Group as a result of the closing down of the "New Horizon" plant (including the consequences with respect to the support of the Investment Center by way of grants to the Macpell Group investments) will, in the Bank's opinion, not exceed 4 million USA dollars.

      7.13 Nuco hereby declares and undertakes that as of the date of signing this Document, it is not in violation of the said conditions and/or any of the other conditions and/or dates specified in this Supplement.

8.    Funds resulting from the holding of shares

      8.1 It is expressly stated that all the moneys which Nuco and/or the Nuco Owners will receive from their holdings in the Macpell Shares, and without derogating from the generality of the aforesaid, any proceeds received from the sale of shares and/or moneys of dividend and/or management fee etc. (hereinafter - "the said Moneys"), will be applied in payment of the Credit only, including linkage and/or exchange rate differentials, if any, and interest in respect thereof in full.

      8.2 Should the date of receipt of the said Moneys not fall on the interest fixing date, the said Moneys less the tax chargeable thereon shall be deposited in a money deposit in the Bank in Nuco's name (hereinafter - "the Special Deposit"), carrying interest at the highest rate prevailing in the Bank at that time in respect of deposits of such class and in such amount. The said deposit will be charged in the Bank's favor by a fixed charge ranking first in order of priority by means of the documents and under the conditions prevalent in the Bank. Any amount as aforesaid shall be applied in payment on the interest fixing date nearest to the date of the deposit of the Moneys in the Special Deposit.

      8.3 If Nuco will choose to pay the Credit or any part thereof by way of accelerated payment in place of depositing the moneys in the Special Deposit, Nuco shall be charged an accelerated payment commission as specified in clause 5.1.3.

9.    Reports

      In this clause, the expression "financial statements" shall have the following meaning:

      The annual and quarterly consolidated financial statements (as the case may be) of the companies: Macpell and/or Tefron Ltd. and/or Alba (hereinafter - "the said Companies") drawn up according to generally accepted accounting principles; whilst the quarterly statements are reviewed by a qualified independent accountant and the annual statements are audited by a qualified independent accountant, with the addition of the notes to the statements and the directors' reports.

      9.1   Nuco shall deliver to the Bank the following statements:

            9.1.1 By and not later than 30.5 of each year, the financial statements of the said Companies and not later than a week from the date of publication thereof, while the balance sheet included therein is related to 31.12 of the preceding year, and the quarterly financial statements of the said Companies immediately upon the publication of each statement as aforesaid.

            9.1.2 Nuco's financial statements, immediately upon the publication thereof and, in any case, not later than 30.5 in each year in respect of the preceding year.

            9.1.3 A copy of each report of any class whatsoever delivered by the said Companies to the Israeli Securities Authority and/or the American Securities Commission as the case may be, and/or the

                    Israeli and/or American stock exchange, as the case may be, immediately after delivery thereof to the aforesaid.

            9.1.4 An immediate notice in writing, immediately upon the receipt or delivery by any of the shareholders of an offer in respect of the sale/purchase of shares of any of the said Companies, provided that the said offer comes to the knowledge of Nuco and/or Mr. Avi Ruimi.

      9.2 Nuco shall provide the Bank with the working papers in respect of the examinations which it made with respect to Macpell as specified in clause 4.4 of the Purchase Agreement and they are attached as annex "D", and it confirms that it is not aware of any incorrect detail therein.

            The Bank confirms that as of the date on which the Credit is made available, it does not require any further details beyond those included in annex "D", and this, without derogating from the provisions in clause 9.6 below.

      9.3 Nuco shall provide the Bank with the business plans of Macpell and Tefron (including their profitability forecasts) (hereinafter - "the Plans") once in a year, immediately upon the drawing of the plans. Moreover, it shall provide the Bank with an updating of the plans on a half-yearly basis, and at a higher frequency in any case in which changes occur in the plans.

      9.4 Nuco shall provide the Bank immediately with any information which it receives in respect of the extension and/or non-extension of the validity of the Tefron Shareholders Agreement as specified in clause 9 of the said Agreement.

      9.5 Nuco shall report to the Bank on any meeting of the Board of Directors of Nuco and of Macpell and of Tefron, on the agenda of which there is a resolution and/or recommendation to distribute or an obligation to distribute a dividend and any other distribution as defined in the Companies Law, 5759-1999 and/or the distribution of bonus shares, and on any resolution for the allotment of shares and/or securities convertible into shares in the relevant company and/or a publication of a prospectus for the issue of shares and/or securities convertible into shares and/or any undertaking or offer to allot the shares and/or securities convertible into shares and/or any undertaking or offer to allot the shares and/or securities convertible into shares in the relevant company and/or on any intention to perform a merger, re-construction and/or arrangement in the relevant company.

      9.6 In addition, Nuco shall from time to time provide the Bank with such reports, information and clarifications as it may be required thereby.

10.   Call for immediate payment

      In addition to the events specified in clause 22 of the Terms of Operation, the Bank shall be entitled to demand the immediate payment of all the Unpaid Balance of the Credit with a penalty for the immediate payment (and in case the Bank has not yet made any Credit available, it shall not be obligated to make any Credit available), if any one of the following events occur:

      10.1 If any change occurs in the ownership and voting rates of any of the Nuco Owners as against those specified in the definition of Nuco Owners, by a rate exceeding 10% in relation to the Nuco Owners' holding rate on the date of issue of this Document or in any case in which Avi Ruimi ceases to hold the controlling interest in Nuco and/or if a reduction occurs in the ownership and voting rates of any of the shareholders as against those specified in the definition of the shareholders so that they cease to be a party to the Macpell Shareholders Agreement. In the event of the transfer of control in consequence of the death of Mr. Ruimi, the Bank's right as aforesaid shall be suspended for 250 days, during which the Credit will not be made immediately payable, unless other causes are created for immediate payment under clause 10.1, including a transfer of control by the heirs and/or the administrators of the estate under this clause 10.1.

      10.2 If in the Bank's opinion, Nuco loses the control in Macpell (including loss of the existing control under the Macpell Shareholders Agreement) or if, in the Bank's opinion, Macpell loses the control in Tefron (including loss of the existing control under the Tefron Shareholders Agreement) or if the holding rate of the Sellers in Macpell and/or the holding rate of Riza Holdings Ltd. in Macpell is reduced so that any of them ceases to be a party to the Macpell Shareholders Agreement, unless:

            A. The holdings of the Sellers or of Riza were acquired by Nuco (or another corporation controlled by Avi Ruimi);

            or:

            B. If the holdings of the Sellers or of Riza were acquired by a body unsatisfactory to the Bank, Nuco shall be obligated to pay the Credit within one year from the date on which it was called for repayment, and this, without derogating from the Bank's right to demand the immediate payment of the Credit due to the other causes in this clause 10, if any of the causes occur.

      10.3 If at any time an event occurs which, in the Bank's opinion, worsens or materially jeopardizes the Bank's ability to recover the Credits in full and in time and/or in the Bank's opinion, worsens or materially jeopardizes the value of the securities given to the Bank as security for the Credits, the Bank will demand the immediate payment of the Unpaid Balance of the Credit at the end of five business days from the date of the notice to Nuco, unless during the said period, Nuco makes good everything required in the Bank's opinion.

            In order to eliminate any doubt, it is expressly stated that the provisions in this clause refer to all classes of deterioration which, in the Bank's opinion. are relevant, and not only to a deterioration in the value of the shares on the stock exchange specified in clause 11 below.

      10.4 If an application for the suspension of proceedings is submitted pursuant to section 233 of the Companies Law or any other additional or other law against any of the said Companies or against a material subsidiary (5% of the amount of the balance sheet) of any of the said Companies, and same is not removed within 45 days.

      10.5 The suspension of trading in the Macpell shares on the Tel-Aviv stock exchange or the suspension of trading in the Tefron shares on the stock exchange in the USA during seven consecutive business days or the delisting thereof.

      10.6 If on the agenda of the preliminary meeting in Macpell (as defined in clause 4.2 of the Macpell Shareholders Agreement) or if on the agenda of the general meeting and/or the Board of Directors of Nuco and/or Macpell and/or Tefron Ltd., a resolution is included in respect of the following subjects: a resolution pursuant to section 233 of the Companies Law (New Version) or any other law replacing it or enacted in addition thereto, a resolution for a voluntary winding up, a resolution for a merger and/or changes in the rights conferred by the shares and/or a resolution in respect of the dilution of shares and/or any resolution for any other act of the Company related to a matter which, in the Bank's opinion, the said acts and/or resolutions are liable to reduce the value of the shares and rights to be charged to the Bank.

      10.7 If any resolution is passed in Nuco and/or Macpell and/or Tefron with respect to the said merger as defined in clause 7.6 above or with respect to a Prohibited Acquisition of Shares as provided in clause 7.8 above, without receiving the Bank's prior written consent therefor.

      10.8 If Nuco and/or Macpell and/or Tefron violate and/or in the Bank's opinion, fail to comply with any of its obligations set out in any of the documents signed and/or to be signed thereby in respect of making the Credit available by the Bank, or if, in the Bank's opinion, it appears that any of the presentations and/or declarations of Nuco and/or Macpell and/or Tefron under any of the documents signed and/or to be signed thereby in respect of making the Credit available by the Bank, is not true.
            It is expressly stated that failure to comply with any of the financial conditions set out in clause 7.11 above shall not constitute a cause for immediate repayment, except insofar as such failure at a rate exceeding 30% of the value/item appearing in any of the financial conditions specified in the said clause.

      10.9 Clause 22 of the Terms of Operation specifying the events conferring upon the Bank the right to demand immediate repayment, shall provide that any event therein specified occurring to Nuco and/or Macpell and/or Tefron Ltd., shall confer upon the Bank a right to demand the immediate payment of the Credits and, for this purpose, wherever "the Clients" are mentioned, same shall be deemed as if "the Clients and/or Macpell and/or Tefron Ltd." are stated.

      10.10 The following amendments shall be inserted in clause 22 of the Terms of Operation:-

            A. Sub-clause (a) - "If the Clients do not pay to the Bank any amount whatsoever due from them under this Document or according to the application for the receipt of Credit within 3 business days from the date prescribed for the payment thereof or within 3 business days from the date of the Bank's first demand under clause 25 below".

            B.    In clause (b), "7 days" shall be replaced by "21 days".

            C.    Sub-clause (g) shall be deleted.

            D. Sub-clause (h) the word "event" shall be followed by the word "material".

11.   Supplement of Securities

      Without derogating from the causes for accelerated payment set out above and further to the provisions in clause 10.1 above with respect to the reduction in the value of the securities given to the Bank as security for the Credit, it is expressly stated as follows:

      11.1 In the event in which the determining ratio as hereinafter defined will be during seven consecutive business days lower than 1.25 and higher than 1.15, Nuco shall be obligated within three days from the end of the said seven business days, to notify the Bank in writing whether it intends to supplement additional securities to its satisfaction, so that the ratio of the aggregate value of the total securities to the Unpaid Balance of the Credit, shall be in the Bank's opinion, higher than 1.25.

            Should Nuco inform the Bank within the said three days, that it intends to supplement securities, then, it shall be obligated, within four business days, to supplement the securities at the rate stated above. Should Nuco inform the Bank that it does not intend to supplement securities or if the Bank receives no notice from Nuco in this respect during the said three days, the Bank shall be entitled at the end of the said three days, to demand the immediate payment of the Unpaid Balance of the Credit without any notice or any prior notice.

      11.2 In the event in which the determining ratio as hereinafter defined will be during four consecutive business days lower than and/or equal to 1.15 and higher (inclusively) than 1.10, Nuco shall be obligated within two days from the end of the said four business days, to notify the Bank in writing whether it intends to supplement additional securities to its satisfaction, so that the ratio of the aggregate value of the total securities to the Unpaid Balance of the Credit, shall be in the Bank's opinion. higher than 1.25. Should Nuco inform the Bank within the said two days, that it intends to supplement securities, then, it shall be obligated, within two business days, to supplement the securities at the rate stated above. Should Nuco inform the Bank that it does not intend to supplement securities or if the Bank receives no notice from Nuco in this respect during the said two days, the Bank shall be entitled at the end of the said two days, to demand the immediate payment of the Unpaid Balance of the Credit without any notice or any prior notice.

      11.3 In the event in which the determining ratio as hereinafter defined will be during two consecutive business days lower than 1.10, Nuco shall be obligated within one day from the end of the said two business days, to notify the Bank in writing whether it intends to supplement additional securities to its satisfaction, so that the ratio of the aggregate value of the total securities to the Unpaid Balance of the Credit, shall be in the Bank's opinion. higher than 1.25.

            Should Nuco inform the Bank within the said day, that it intends to supplement securities, then, it shall be obligated, within two business days, to supplement the securities at the rate stated above. Should Nuco inform the Bank that it does not intend to supplement securities or if the Bank receives no notice from Nuco in this respect during the said day, the Bank shall be entitled at the end of the said day, to demand the immediate payment of the Unpaid Balance of the Credit without any notice or any prior notice.

      11.4 In order to eliminate any doubt, it is expressly stated that in any case in which the Bank will be entitled to demand the immediate payment of the Unpaid Balance of the Credit, the Bank shall also be entitled to enforce the charged shares.

            It is emphasized that the enforcement of the charged shares is the right of the Bank and, insofar as the Bank chooses not to enforce the charged shares, Nuco shall have no claim or demand against the Bank.

      11.5 It is further expressly stated that if the determining ratio will be on any date whatsoever lower than 1.25, the Bank shall be entitled to raise the margin on the Credit by one grade, so that the margin rate will be at the rate which preceded the reduction of the margin according to the table specified in clauses 3.5 and 3.6 above, until the date on which the determining rate exceeds 1.25.

      The "Determining Ratio" under this clause is the ratio of the market value of the shares charged in the Bank's favor, as it is on the relevant date, to the Unpaid Balance of the Credit at that time.

12.   Non Recourse

      12.1 Notwithstanding the provisions in the Terms of Operation and/or in any other document signed in the past and/or hereafter by Nuco, it is hereby expressly stated and agreed that the Credits are made available to Nuco without the bank's right of recourse to Nuco and the Nuco Owners, all subject to the provisions below.

      12.2 Notwithstanding the provisions in clause 12.1 above, in any case in which Nuco and/or the Nuco Owners and/or their successors or any one on their behalf raise any claims against the validity of the charge on the Shares or against the enforcement of the said charge, in whole or in part, or against the right to enforce it or recover therefrom or in any case in which the Bank is obligated to return the proceeds of the enforcement of the charge on the Shares, in whole or in part, and in the case in which claims are raised as aforesaid by a receiver, liquidator, trustee and the like and/or by any third party whosoever and it is decided by a competent court that the charge on the Shares is invalid or unenforceable, in whole or in part, in such cases, the Bank's consent as provided in clause
            12.1 above shall be void and the Bank shall be entitled to institute any proceeding against Nuco and/or the Nuco Owners to collect the amounts due thereto from them now and hereafter in respect of and in connection with the Credit (in the case in which the Bank will be obligated to return he proceeds of the enforcement of the charge - in the amount which it is obligated to return).

      12.3 Notwithstanding the provisions in clause 12.1 above, if Nuco violates any of its obligations under this Document, according to which the said Moneys as defined in clause 8.1 above will be applied only in paying the Credit as specified, inter alia, in clause 8 above, the Bank shall be entitled to institute any proceeding against Nuco and/or the Nuco Owners to collect the amounts due thereto from them now and hereafter in respect of and in connection with the Credit, up to the amount of the obligation which was violated, at the Bank's exclusive discretion. In order to eliminate any doubt, it is expressly stated that in such a case, the Bank shall also have the right to demand the immediate payment of all the Unpaid Balance of the Credit.

      12.4 It is further clearly stated that subject to the provisions in clause 3.7 above, in any case in which the said Moneys as defined in clause 8.1 above, are not fully transferred to the Bank due to the payment of any tax or charge whatsoever (as e.g., a receipt of dividend chargeable by a withholding tax, so that Nuco's account will be credited only with the amount remaining after the said withholding), then, notwithstanding the provisions in clause 12.1 above, on the date of the demand of immediate payment of the Credit (if so demanded), the Bank shall have a right of recourse against Nuco and/or the Nuco Owners, in the amount of the tax or the charge paid as aforesaid, with interest and linkage or exchange rate differentials, subject to the conditions of the Credit, as from the date on which the said tax or charge was paid.

            In order to eliminate any doubt, it is expressly stated that the provisions in this clause is not conditional upon the prior enforcement of the securities delivered now and/or hereafter to the Bank.

      12.5 Notwithstanding the provisions in clause 12.1 above, if Nuco notifies the Bank, upon the occurrence of any of the events specified in clause 11.1 to 11.3 above, that it intends to supplement securities as provided in the said clauses, but will, in fact, not provide the securities specified in the said clauses at the rate and on the date required (or will not provide any securities at all), then, notwithstanding the provisions in clause
            12.1 above, on the date of the demand of immediate payment of the Credit (if so demanded), the Bank shall have a right of recourse against Nuco in the amount of the rate of securities requested under clause 11 above.

13.   Miscellaneous

      13.1 The Bank's waiver of any prior breach or failure to comply with any one or more of the obligations thereto under the Credit Agreement and/or the securities and/or the failure to comply with any condition whatsoever under this Document, shall not be deemed as a consent to any additional breach or additional failure to comply with any of the conditions or obligations as aforesaid, and the Bank's refraining from exercising any right whatsoever granted thereto under this Document or under any law, shall not be interpreted as a waiver of such right. No relief or waiver of any one of these conditions by the Bank shall be binding upon the Bank and they shall not constitute a consent to the non-compliance of any one of these conditions, unless made in writing by the Bank.

      13.2 Insofar as the Credit is made available to Avi Ruimi at his request, he shall sign this Document and undertake to the Bank all the presentations and declarations and obligations by which Nuco is obligated under this Document, and wherever "Nuco" is stated in writing in this Document, same shall be deemed as if "Avi Ruimi" is stated, mutatis mutandis, and immediately after Avi Ruimi transfers the Shares and the Credit to Nuco or any other company wholly owned by him, which meets the conditions specified in clause 13.3 below, Avi Ruimi will be released of Nuco's obligations under this Document, except for breaches caused by him during the period in which he himself held Macpell shares.

      13.3 Nuco's rights under this Document and/or the documents mentioned therein or related thereto are not assignable or transferable in any form whatsoever, except to another company fully controlled by Avi Ruimi or in which his control percentage is at least 90%, to which the Shares and the Credit will be transferred, provided that the said company shall undertake to the Bank all the presentations and declarations and obligations by which Nuco is obligated under this Document.

      13.4 Subject to any law, Nuco and the Nuco Owners may not present this Document to any body whatsoever, except with the Bank's prior written consent.

      13.5 Wherever a discrepancy exists between the provisions of this Document and any other document signed by Nuco, the provisions of this Document shall prevail.

      13.6 Stamp duty, if any, payable in respect of this Document and any other documents executed in connection therewith or thereunder, shall be borne and paid by Nuco on time.

      13.7 The headings of the clauses in this Document are inserted for convenience only and they should not be considered in interpreting the conditions of this Document.

      13.8 The laws of the State of Israel shall apply to this Document and the interpretation thereof.



             In witness whereof the parties hereto have hereunto set their hand:


                                                        /s/ AVI RUIMI
         ---------------------------              ---------------------------
             Condo Overseas Inc.                          Avi Ruimi



I, the undersigned, Avi Ruimi, agree to the aforesaid provisions in the Terms of Operation and in the Supplement, and undertake, insofar as they are related to me, to act accordingly.

Moreover, I undertake towards you by way of an irrevocable obligation, to pay all of Nuco's debts and obligations to you immediately upon your first demand in the circumstances in which, under clause 12 of the Supplement to the Terms of Operation, you have a right of recourse to me.

It is expressly stated that save for the said circumstances in which you have a right of recourse to me, I am not obligated to you to pay the Credit placed at Nuco's disposal under this Document and I am also not a guarantor in respect thereof.

In order to eliminate any doubt, it is hereby expressly stated that I shall not have any request and/or claim and/or demand whatsoever in respect of any security or bond received by the Bank in the past and/or in the future as security for Nuco's debts and obligations due to you.

Moreover, I confirm that I am aware that in any case in which the Bank shall be entitled to demand the immediate payment of the unpaid balance of the Credit, the

Bank will also be entitled to enforce the charged shares, and that the enforcement of the charged shares is the Bank's right and, should the Bank chose to enforce the charged shares, neither I nor Nuco will have any claim or demand against you.



                                                        /s/ AVI RUIMI
                                                  ---------------------------
                                                          Avi Ruimi